Exhibit 10.52

Form of Stock Purchase Agreement

Dated:	[___], 2025

Investor name:	[investor name] (the “Investor”)

Number of Shares:	X00,000,000 (X hundred million, the “Shares”)

Investment Amount:	$X,000,000,000 (X billion US dollars, the “Purchase Price”)

This Stock Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and between Welsbach Technology Metals Acquisition Corp., a Delaware corporation (the “Company”) and the person or entity as set forth above (“Investor”). The Company and Investor may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to Investor certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and Investor desires to acquire from the Company such securities, which sale shall constitute a part of the private investment in public equity offering (the “PIPE Offering”) being undertaken by the Company, comprising the issuance and sale of an expected amount of X00,000,000 shares of Common Stock, up to a maximum amount of [XX] shares of Common Stock, at $10.00 per share, for a total expected offering amount of $2,000,000,000 and a maximum total offering amount of [$X], pursuant to the exemption from registration as provided in Rule 506(b) promulgated pursuant to Regulation D under the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder (the “Securities Act”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person, with “Control” meaning (i) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (iii) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York generally are authorized or required by Law or other governmental actions to close.

(c)	“Governmental Authority” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(d)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Authority.

(e)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

(f)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(g)	“Transaction Documents” means this Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(h)	“Transactions” means the purchase and sale of the Shares and the other transactions contemplated under the Transaction Documents.

Section 1.02 Interpretive Provisions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article or Section or clause to this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder.

Article II. Purchase and Sale

Section 2.01 Purchase; Closing. (a) Pursuant to the terms and conditions of this Agreement, as a part of the PIPE Offering, the Company shall issue and sell to Investor the Shares for an aggregate amount equal to the Purchase Price.

(b)	Subject to the terms and conditions herein, the closing of the purchase and sale of the Shares (the “Closing”) shall occur in conjunction with the consummation of the merger of WTMA Merger Subsidiary LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”) and Evolution Metals LLC, a Delaware limited liability company (“EM LLC”), pursuant to which Merger Sub shall merge with and into EM LLC, with EM LLC surviving (the “Merger”), as set forth in the Amended and Restated Agreement and Plan of Merger, dated as of November 6, 2024, as amended by the Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of November 11, 2024, the Amendment No. 2 to Amended and Restated Agreement and Plan of Merger, dated as of February 10, 2025, and the Amendment No. 3 to Amended and Restated Agreement and Plan of Merger, dated as of March 31, 2025, by and between the Company, Merger Sub and EM LLC (as the same may be amended from time to time, the “Merger Agreement”). The date of the occurrence of the Closing is referred to as the “Closing Date”.

(c)	The Closing shall occur at the offices of the Company or via the exchange of documents electronically, as agreed to by the Parties, and shall be subject to the satisfaction, or waiver by the Party for whose benefit the condition to the Closing exists in such Party’s sole discretion, of the conditions to the Closing as set forth in Article III, or such other date as set forth herein or as agreed to by the Parties in writing, each in their sole discretion.

Section 2.02 Deliverables at the Closing.

(a)	At the Closing, Investor shall deliver to the Company:

(i)	the Purchase Price, via wire transfer of immediately available cash pursuant to wire instructions provided by the Company to the Investor prior to the Closing;

(ii)	a certificate from the Investor, in form and substance reasonably acceptable to the Company, (1) certifying that the matters set forth in Section 3.03(a) and Section 3.03(b) are true and correct; (2) if the Investor is an entity, attaching and certifying copies of the resolutions of its Board of Directors or other governing body of the Investor approving this Agreement, the other Transaction Documents and the Transactions; and (3) certifying the name, title and true signature of each director, manager or officer of the Investor executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby.

(b)	At the Closing the Company shall:

(i)	issue to Investor the Shares via book entry in the books and records of the Company, and the Parties acknowledge that the Shares shall not be certificated;

(ii)	deliver to the Investor the instruments and other items set forth in Section 3.02(c); and

(iii)	deliver to Investor (1) a certificate in form and substance reasonably acceptable to Investor certifying the matters in Section 3.02(a) and Section 3.02(b) are true and correct; (2) attaching and certifying copies of the resolutions of the Board of Directors of the Company approving this Agreement, the other Transaction Documents and the Transactions; and (3) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby.

Section 2.03 Additional Covenants and Agreements.

(a)	The Company acknowledges and agrees that it shall utilize the proceeds of the PIPE Offering as follows:

(i)	$125 million shall be paid to NiCo Metals Group, LLC as the cash component of the acquisition of Critical Mineral Recovery, Inc., an entity wholly owned by NiCo Metals Group, LLC;

(ii)	Up to $50 million shall be paid to the lenders of CMR to extinguish the debt of CMR;

(iii)	To pay the fees and transaction expenses associated with the PIPE Offering;

(iv)	To pay any other fees and expenses associated with the transactions as set forth in the Merger Agreement and in connection with the Merger.

Article III. Conditions to the Closing

Section 3.01 General Conditions to the Closing. The obligations of each Party to consummate the Closing shall be subject to the fulfillment or written waiver by such Party (in its sole discretion), on or prior to the Closing Date, of each of the following conditions:

(a)	The Merger Agreement shall be in full force and effect, and all conditions to the closing of the Merger, other than those to be satisfied or waived at the closing of the Merger, shall have been satisfied or waived, and the Merger shall be prepared to close.

(b)	No action, proceeding, claim or litigation shall have been commenced and remains in force (or, threatened, if in such Party’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

Section 3.02 Investor’s Conditions to the Closing. The obligations of the Investor to consummate the Closing shall be subject to the fulfillment or written waiver by the Investor (in its sole discretion), on or prior to the Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality, then true and correct in all respects, as of such date.

(b)	The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement at or prior to the Closing Date.

(c)	The Company shall have delivered to the Investor the following:

(i)	Evidence that all conditions precedent under the Transaction Documents have been met and such Transaction Documents are in full force and effect.

(ii)	Evidence of the financial condition of the Company, EM LLC, Critical Minerals Recovery, Inc., KCM Industry Co., Ltd., KMMI Inc, NS World Co., Ltd. and Handa Lab Co., Ltd.

(iii)	Copies of the governing documents of the Company, EM LLC, Critical Minerals Recovery, Inc., KCM Industry Co., Ltd., KMMI Inc, NS World Co., Ltd. and Handa Lab Co., Ltd.

(d)	Any conditions precedent required by the other PIPE Offering investors, pursuant to definitive documentation executed with such PIPE Offering investors, having been met.

Section 3.03 Company’s Conditions to the Closing. The obligations of the Company to consummate the Closing shall be subject to the fulfillment or written waiver by the Company, in its sole and absolute discretion, on or prior to the Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality, then true and correct in all respects, as of such date.

(b)	Investor shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by Investor under this Agreement at or prior to the Closing Date.

Article IV. Representations and Warranties of the Investor

Investor represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Effective Date and as of the Closing Date:

Section 4.01 Authorization of Transactions. Investor is a natural person or is an entity duly authorized and in good standing in the jurisdiction of its organization and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Investor of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Investor. The Transaction Documents to which Investor is a party have been duly and validly executed and delivered by Investor. Each Transaction Document to which Investor is a party constitutes the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority is necessary for the execution, delivery or performance by Investor of this Agreement or any other Transaction Document to which Investor is a party.

(b)	The execution, delivery and performance by Investor of the Transaction Documents to which Investor is a party, and the consummation by Investor of the Transactions, do not (i) violate any Laws or Orders to which Investor is subject or (ii) if Investor is an entity, violate, breach or conflict with any provision of Investor’s organizational documents.

Section 4.03 Investment Representations.

(a)	Investor understands and agrees that the consummation of this Agreement, including the delivery of the Shares to Investor as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Investor’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”). Investor understands that the Shares are being offered and sold to Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Shares.

(c)	Investor has received and reviewed the registration statement on Form S-4 initially filed by the Company with the Securities and Exchange Commission on November 12, 2024, as amended (collectively with the exhibits and amendments thereto, the “S-4”), the Merger Agreement as attached to the S-4, and the matters as set forth in each of the foregoing, and Investor and its advisors, if any, have been furnished with all materials relating to the Company and its business, finances and operations and materials relating to the offer and sale of the Shares which have been requested by Investor or its advisors. Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Investor understands that its investment in the Shares involves a significant degree of risk, including, without limitation, the matters as set forth in the “Risk Factors” section of the S-4, which risks apply to the Shares.

(d)	At no time was Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Investor is not purchasing the Shares acquired by Investor hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Investor hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(e)	Investor is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

(f)	Investor understands that (i) the sale or re-sale of the Shares has not been registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (1) the Shares are sold pursuant to an effective registration statement under the Securities Act; (2) the Shares are sold to the Company; (3) the Shares are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”); (4) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (5) the Shares are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, or another exemption from the registration requirements of the Securities Act, and, in the case of clauses (3), (4) and (5), Investor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, which opinion shall be accepted by the Company; (ii) any sale of Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) other than as contemplated by the Transaction Documents, neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(g)	Investor understands and acknowledges that upon the original issuance of the Shares and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable securities laws of any state of the United States, the applicable book entry notation for Investor (or the applicable book entry) representing the Shares and all securities issued in exchange therefor or in substitution thereof, shall bear a legend to the following effect (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “Securities Act”), OR UNDER ANY STATE SECURITIES LAWS. THE BENEFICIAL OWNER HEREOF, BY ACQUIRING THESE securities, AGREES FOR THE BENEFIT OF EVOLUTION METALS & TECHNOLOGIES Corp. (THE “ISSUER”), THAT THESE securities MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, directly or indirectly ONLY (A) TO THE ISSUER, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE BENEFICIAL OWNER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE Issuer TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.”

If any of the Shares are being sold pursuant to clause (C) in the legend above, the legend may be removed by delivery to the Company of an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that the legend is no longer required under applicable requirements of the Securities Act.

(h)	Investor, either alone or together with its representatives, advisors and counsel, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of its investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)	Investor understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

Section 4.04 Brokers. Investor has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. Representations and Warranties of the Company

The Company represents and warrants to Investor that the following representations and warranties contained in this Article V are true and correct as of the Effective Date and as of the Closing Date:

Section 5.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Delaware. The Company has the requisite power and capacity to execute and deliver the Transaction Documents to which the Company is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 5.02 Valid Issuance. The Shares shall constitute part of the issued and outstanding equity capital of the Company, and all of the Shares shall be duly authorized for issuance without violation of any preemptive or similar rights and, when issued in accordance with the terms and conditions herein, will be validly issued and fully paid and nonassessable.

Section 5.03 Governmental Approvals; Non-contravention.

(a)	Other than as set forth in the S-4 or the Merger Agreement, no consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate any Laws or Orders to which the Company is subject or (ii) subject to the consummation of the actions as set forth in the S-4 and the Merger Agreement, violate, breach or conflict with any provision of the Company’s organizational documents.

Article VI. Covenants and Additional Agreements

Section 6.01 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other Party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 6.02 Consents of Third Parties. Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third-party consents, that the other Party reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and Governmental Authorities in connection with the matters in this Agreement.

Section 6.03 Further Assurances. Following the Effective Date, each Party shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

Section 6.04 Lock-Up Restriction.

(a)	The Investor agrees not to, without the prior written consent of the Company, undertake any Transfer (as defined below) of any Company Securities (as defined below), in each case, from before Closing through the seventh (7th) day after the Closing (the “Lock-Up Period”). “Transfer” means any transactions pursuant to which the Investor proposes to or does (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the United States Securities and Exchange Commission or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any Company Securities owned by the Investor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities owned by the Investor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b)	The restrictions set out in Section 6.04(a) shall not apply to:

(i)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(ii)	in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(iii)	in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iv)	transactions relating to Company Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(v)	Transfers (including forfeitures) (x) to the Company to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of the Company or (y) pursuant to an escrow arrangement with the Company with respect to tax withholding obligations pursuant to the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(vi)	transactions in the event of completion of a liquidation, merger, consolidation, exchange, reorganization, tender offer or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(vii)	transactions to satisfy any U.S. federal, state, or local income tax obligations of the Investor arising from a change in Code, or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date hereof, and such change prevents the Merger from qualifying as a transfer to a corporation controlled by transferors under Section 351 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction.

(c)	Notwithstanding the foregoing, in the case of Section 6.04(b)(i), Section 6.04(b)(ii) and Section 6.04(b)(iii), these permitted transferees must enter into a written agreement, in substantially the form of this Section 6.04, agreeing to be bound by these Transfer restrictions.

(d)	For the purposes of this Section 6.04, notwithstanding the other provisions of this Agreement, the following term shall have the following meaning: “Company Securities” shall mean any shares of Common Stock of the Company held (or to be held) by the Investor at Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock of the Company held by the Investor at Closing, or any securities convertible into or exercisable or exchangeable for Common Stock of the Company held by the Investor at Closing (in each case, after giving effect to the transactions as set forth in the Merger Agreement and which, for the avoidance of doubt, shall include the Shares).

Article VII. Default and Termination

Section 7.01 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

(a)	by mutual written consent of the Parties;

(b)	by either Party if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by the Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Investor;

(d)	by the Investor if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Company; or

(e)	by the Company or by the Investor if the Closing has not occurred by the Agreement End Date (as defined in the Merger Agreement, and as the same may be amended from time to time), provided, however, that (i) if the Closing has not occurred by such date due to a breach of this Agreement by the Company, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) and (ii) if the Closing has not occurred by such date due to a breach of this Agreement by Investor, the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(e).

Section 7.02 Effect of Termination.

In the event of the valid termination of this Agreement pursuant to this Article VII prior to the Closing, this Agreement shall become void and of no further force or effect with no liability on the part of either Party, other than this Article VII and Article VIII and such additional sections and provisions herein as required to give effect to any of the forgoing, each of which shall survive any such termination of this Agreement, and provided that any such termination shall not relieve either Party from liability for actual damages to the other Party resulting from a material breach of this Agreement by such Party.

Article VIII. Miscellaneous

Section 8.01 Indemnification.

(a)	If the Closing occurs, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all losses, damages, deficiencies, liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representations or warranties of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement by the Indemnifying Party.

(b)	The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Section 8.02 Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested, overnight courier or registered mail or certified mail, postage prepaid. Notices hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail. Either Party may change its address for notices hereunder upon notice to the other Party in the manner for giving notices hereunder. Subject to the foregoing, notices shall be sent to the Parties as follows:

If to the Company, to:

Welsbach Technology Metals Acquisition Corp.

c/o Welsbach Acquisition Holdings LLC

4422 N. Ravenswood Ave #1025

Chicago, Illinois 60640

Attention:	Daniel Mamadou
Chris Clower
David Wilcox
Emails:	[***] [***]
[***]

with a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: [***]

If to the Investor, to the address for notices as set forth on the signature page hereto.

Section 8.03 Attorneys’ Fees. In the event that either Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.04 Amendments; No Waivers.

(a)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by either Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent either Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 8.05 No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall either Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 8.06 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such cost or expense.

Section 8.07 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 8.08 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 8.09 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of New York, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE Courts of new york county, new york, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.09(c).

Section 8.10 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 8.11 Survival. The representations and warranties in Article IV and Article V of this Agreement shall survive the Closing for a period of twelve (12) months from the Closing, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 8.12 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to either Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.13 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the Effective Date.

Welsbach Technology Metals Acquisition Corp.

By:
Name:	Christopher Clower
Title:	Chief Operating Officer

Investor name: [X]

By:
Name:
Title:

Address for notices:

[X] [investing SPE to confirmed]

Email:

With a copy, which shall not constitute notice, to:

Email: